Exhibit 99.1

FOR IMMEDIATE RELEASE

Julie MacMedan
29903 Agoura Road, Agoura Hills, California 91301	THQ/Investor Relations
Telephone: 818 871-5000 Fax: 818 871-7400	818/871-5125

Kristina Kirk
THQ/Media Relations
818/871-5119

THQ UPDATES FISCAL 2008 OUTLOOK

AGOURA HILLS, Calif. — October 22, 2007 - THQ Inc. (NASDAQ: THQI) today announced updated guidance for its fiscal second quarter ended September 30, 2007, and fiscal year ending March 31, 2008.  The updated guidance reflects lower than anticipated sales of two second quarter releases and the company’s decision to release certain products in fiscal 2009 instead of its fiscal fourth quarter ending March 31, 2008.

The company now expects second quarter net sales of approximately $229 million and a GAAP net loss of approximately $0.11 per share, which includes $0.08 per share of stock-based compensation expense.   On a non-GAAP basis, excluding stock-based compensation expense, the company expects to report a net loss of approximately $0.03 per share.

For the fiscal third quarter ending December 31, 2007, the company expects to report net sales of approximately $490 million and GAAP earnings per diluted share of approximately $0.61, which includes $0.06 per diluted share of stock-based compensation expense.  On a non-GAAP basis, excluding stock-based compensation expense, the company expects to report net income of approximately $0.67 per diluted share.

Revised second and third quarter expectations reflect lower than anticipated shipments of Stuntman®: Ignition™ and Juiced™ 2: Hot Import Nights™.  Second quarter results were also affected by higher than expected price protection for these titles.

For the fiscal fourth quarter ending March 31, 2008, THQ expects to report net sales of approximately $240 million and GAAP earnings per diluted share of approximately $0.19, which includes $0.06 per diluted share of stock-based compensation expense.  On a non-GAAP basis, excluding stock-based compensation expense, the company expects to report net income of approximately $0.25 per diluted share.

Expected fourth quarter results reflect the company’s decision to release the following products in fiscal 2009 instead of the fourth quarter of fiscal 2008: Destroy All Humans! ®: Path of the Furon™ for the PLAYSTATION®3 computer entertainment system (PS3) and the Xbox 360® video game and entertainment system (Xbox 360); Frontlines™: Fuel of War™ for the PS3; and de Blob™ for the Nintendo Wii™ and DS™.

As a result, for the fiscal year ending March 31, 2008, THQ expects to report net sales of approximately $1.06 billion and GAAP earnings per diluted share of approximately $0.56, which includes $0.24 per diluted share of stock-based compensation expense.  On a non-GAAP basis, excluding stock-based compensation expense, the company expects to report net income of approximately $0.80 per diluted share.

“We are disappointed that our latest editions of Juiced and Stuntman did not perform to expectations,” said Brian Farrell, president and CEO of THQ.  “Because of THQ’s commitment to delivering quality products, we have moved the PS3 and Xbox 360 versions of Destroy All Humans!, and the PS3 version of Frontlines into fiscal 2009.  We believe the additional time will enable us to create the best products for our customers.”

Farrell added, “Our new title de Blob has generated strong critical acclaim and excitement among gamers.  We have decided to schedule this title for global release next fiscal year in order to enhance the game and maximize the opportunity for this new franchise.”

Farrell continued, “We are looking forward to this holiday season, with our proven line up, led by WWE SmackDown vs. Raw 2008 on six platforms.  Importantly, we expect fiscal 2009 to be a very strong year, as we benefit from a solid product slate, including Disney•Pixar’s Wall-E, Red Faction 3, Saints Row 2 and our first games based on the UFC.”

The company will report its fiscal second quarter financial results and outlook in more detail on Thursday, November 1, 2007, after market close.

Non-GAAP Financial Measures

This press release discloses forward-looking information that includes expectations that are not presented in accordance with United States generally accepted accounting principles (“GAAP”).  Such non-GAAP financial measures exclude stock-based compensation expense and related income tax effects from THQ’s expected results for future periods.  The non-GAAP financial measures included in the earnings release have been reconciled to the comparable GAAP financial measures and should be considered in addition to measures presented in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP financial measures.

When evaluating the performance of its business, THQ does not consider stock-based compensation charges. Likewise, THQ excludes stock-based compensation expense from its short and long-term operating plans. In contrast, THQ’s management team is held accountable for cash-based compensation and such amounts are included in the company’s operating plans. In addition, the stock-based compensation charges are subject to significant fluctuation outside the control of management due to the variables used to estimate the fair value of a share-based payment, such as, THQ’s stock price, interest rates and the volatility of THQ’s stock price.  Further, when considering the impact of equity award grants, THQ places a greater emphasis on overall shareholder dilution rather than the accounting charges associated with such grants.

Investor Conference Call

THQ will host a brief conference call to discuss its financial update today at 5:00 p.m. Eastern/2:00 p.m. Pacific. Please dial 877.356.8075 or 706.902.0203, conference ID 21258198 to listen to the call or visit the THQ Inc. Investor Relations Home page at http://investor.thq.com.  The online archive of the broadcast will be available approximately two hours after the live call ends.  In addition, a telephonic replay of the conference call will be provided approximately two hours after the live call ends through October 24, 2007 by dialing 800.642.1687 or 706.645.9291, conference ID 21258198.

About THQ

THQ Inc. (NASDAQ: THQI) is a leading worldwide developer and publisher of interactive entertainment software.  Headquartered in Los Angeles County, California, THQ sells product through its global network of offices located throughout North America, Europe and Asia Pacific.  More information about THQ and its products may be found at www.thq.com and www.thqwireless.com. THQ, THQ Wireless, de Blob, Destroy All Humans!: Path of the Furon, Frontlines: Fuel of War, Juiced 2: Hot Import Nights, Red Faction 3, Stuntman: Ignition and their respective logos are trademarks and/or registered trademarks of THQ Inc.

All other trademarks, logos and copyrights are trademarks of their respective owners.

This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, the company’s expectations for revenue and earnings per share for the quarters ending September 30, 2007 and December 31, 2007 and the fiscal quarter and year ending March 31, 2008 and for the company’s product releases and related financial performance in future periods.  These forward-looking statements are based on current expectations, estimates and projections about the business of THQ Inc. and its subsidiaries (collectively referred to as “THQ”) and are based upon management’s beliefs and certain assumptions made by management.  Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, economic, competitive and technological factors affecting the operations, markets, products, services and pricing of THQ.  Unless otherwise required by law, THQ disclaims any obligation to update its view on any such risks or uncertainties or to revise or publicly release the results of any revision to these forward-looking statements.  Readers should carefully review the risk factors and the information that could materially affect THQ’s financial results, described in other documents that THQ files from time to time with the Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q and its Annual Report on Form 10-K for the fiscal period ended March 31, 2007, and particularly the discussion of risk factors that may affect results of operations set forth therein.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

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